UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2020

STANDARD DIVERSIFIED INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36696	56-1581761
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 5th Avenue, 12th Floor New York, NY	10153
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 922-3752

(Former name or former address if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	SDI	NYSE American

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Information.

Pillar General Inc., a wholly-owned subsidiary of the Standard Diversified Inc. (the “Registrant”), owns 100% of Interboro Holdings, Inc. which is a holding company and includes the accounts of its wholly-owned subsidiaries (collectively, “Interboro”) which consist of Interboro Management, Inc. and Maidstone Insurance Company (“Maidstone”), formerly known as AutoOne Insurance Company. Maidstone is domiciled in the State of New York and is a property and casualty insurance company which provides automobile insurance.

As the Registrant has previously disclosed, in August 2019, Maidstone consented to the entry of an order of liquidation pursuant to Article 74 of the New York Consolidated Insurance Law (“Order of Liquidation”) with the New York State Department of Financial Services (the “NYSDFS”).  On January 14, 2020, the NYSDFS filed its petition for the entry of an Order of Liquidation in the Supreme Court of the State of New York, County of Nassau. If the entry of the Order of Liquidation is approved, the Company expects to have no ongoing obligations with respect to Maidstone.  No assurance can be given that the Order of Liquidation will be approved, and the timing of such approval, if given, is not known.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD DIVERSIFIED INC.

Date: January 17, 2020	By:	/s/ Bradford A. Tobin
Name: Bradford A. Tobin
Title: General Counsel & Secretary